UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 8, 2007 (August 2, 2007)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 2, 2007, the Board of Directors (the “Board”) of Vineyard National Bancorp (the “Company”) approved Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, copies of which are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively. In connection with approving the Restated Articles of Incorporation, the Board of Directors authorized the filing of a Certificate of Decrease with the State of California that would reduce the number of authorized shares of the Company’s Series A Preferred Stock and 5.60% Series B Noncumulative Convertible Preferred Stock (“Series B Preferred Stock”) to zero. There are currently no shares of the Series A Preferred Stock or Series B Preferred Stock outstanding. The Restated Articles of Incorporation include prior amendments to the Company’s Articles of Incorporation, including the full text of the rights, preferences and privileges of the Company’s Series C Preferred Stock and 7.50% Series D Noncumulative Preferred Stock.  The Company will file the Restated Articles of Incorporation with the California Secretary of State.

The Amended and Restated Bylaws incorporate all previously authorized amendments to the Company’s Bylaws and include certain additional amendments summarized below. These amendments include without limitation the following:

•
Section II.2. was amended to provide that if the date for the current year’s annual meeting has changed more than 30 calendar days from the date on which the prior year’s annual meeting was held, then the shareholder’s notice, to be considered timely, must be received not later than the close of business on the 10th calendar day following the day on which public announcement (as defined in the Amended and Restated Bylaws) of the date of the annual meeting is first made.

•	Section II.5. was amended to provide that notices of shareholders’ meetings may be sent by the Company by third class mail or electronic transmission if the Company has more than 500 shareholders.

•	Section II.12. was amended to provide for electronic signatures of proxies.

•	Section III.3. was amended to provide that elected directors will hold office until the director’s successor is elected.

•
Section III.3. was amended to make the notice requirements of a shareholder nominee for election as director consistent with shareholder proposals in Section II.2 such that a shareholder’s nomination must be received by the Secretary of the Company at least 120 days prior to the anniversary of the mailing of the previous year’s proxy materials unless the date for the current year’s annual meeting has changed more than 30 calendar days from the date on which the prior year’s annual meeting was held, then notice must be received not later than the close of business on the 10th calendar day following the day on which public announcement (as defined in the Amended and Restated Bylaws) of the date of the annual meeting is first made.

•	Section V.1. was amended to specify that the corporation may elect a vice chairman of the Board of Directors.

•
Section VI.1. was amended to define (i) “proceeding” as any threatened or completed action including criminal, civil and administrative, and (ii) “expenses” as including attorneys’ fees and certain other expenses. The purpose for including the foregoing definitions is to more closely reflect the definitions of the same contained in the California Corporations Code.

•	Section VI.2. was amended to specifically authorize the Company to procure and maintain insurance for indemnifying the Company’s agents.

•	Section VI.4. was amended to provide for the issuance of un-certificated shares, subject to applicable California law.

The foregoing is intended to be only a summary, does not purport to be a complete description of the amendments approved by the Board to the Company’s Amended and Restated Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws attached to this Current Report on Form 8-K as Exhibit 3.2, which are incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits

    (d) Exhibits.

Exhibit Number	Description

Exhibit 3.1	Restated Articles of Incorporation
Exhibit 3.2	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: August 8, 2007	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer